THERMON REPORTS FOURTH QUARTER AND FULL-YEAR FISCAL 2026 RESULTS

AUSTIN, TX / ACCESSWIRE / May 19, 2026 - Thermon Group Holdings, Inc. (NYSE:THR) ("Thermon" or the "Company"), a global leader in industrial process heating solutions, today announced consolidated results for the fourth quarter ("Q4 2026") and full fiscal year ended March 31, 2026 ("Fiscal 2026").

FOURTH QUARTER FISCAL 2026 HIGHLIGHTS
(all comparisons versus the prior year period unless otherwise noted)

•Revenue of $148.3 million, an increase of 11%
•Gross profit of $65.3 million, an increase of 10%, Gross Margin of 44.0%
•Net income of $2.7 million, a decrease of 84%, $0.08 EPS
•Adjusted Net Income (non-GAAP) of $18.3 million, a decrease of 3%, $0.55 Adjusted EPS (non-GAAP)
•Adjusted EBITDA (non-GAAP) of $32.1 million, an increase of 5%; Adjusted EBITDA margin (non-GAAP) of 21.6%
•New orders of $143.5 million, an increase of 3%; book-to-bill ratio of 0.97x
•Net leverage ratio of 0.7x as of March 31, 2026

FULL YEAR 2026 HIGHLIGHTS
(all comparisons versus the prior year period unless otherwise noted)

•Revenue of $536.3 million, an increase of 8%
•Gross profit of $243.1 million, an increase of 9%; Gross Margin of 45.3%
•Net income of $44.6 million, a decrease of 17%, $1.36 EPS
•Adjusted Net Income (non-GAAP) of $70.5 million, an increase of 11%, $2.15 Adjusted EPS (non-GAAP)
•Adjusted EBITDA (non-GAAP) of $119.6 million, an increase of 9%; Adjusted EBITDA margin (non-GAAP) of 22.3%
•New orders of $550.8 million, an increase of 3%; book-to-bill ratio of 1.03x
•Proposed transaction with CECO Environmental Corp. (NASDAQ: CECO) (“CECO”) on track to close in June 2026

MANAGEMENT COMMENTARY

"Our disciplined focus on our strategic growth priorities enabled us to sustain and build upon the recent momentum in our business, resulting in a strong finish to fiscal 2026, capping a record year for revenue, Adjusted EBITDA, and orders," stated Bruce Thames, President and CEO of Thermon. "Revenue increased by 11% during the fourth quarter, driven by the continued rebound in large project activity, as well as durable demand in power, electrification, and select energy markets. For the full year, our revenue increased 8% to a record $536 million, while Adjusted EBITDA margin increased to 22.3% resulting in 9% Adjusted EBITDA growth."

Thames continued, "We are well positioned to capitalize on several powerful secular trends, including onshoring, decarbonization, power, LNG and data centers, as evidenced by our robust order growth and bid pipeline of nearly $1.8 billion, which is up over 40% from last year. We remain extremely excited by the strong demand for our liquid load bank solutions for the rapidly expanding data center market. We have recently secured orders for additional 140 liquid load bank units, bringing total orders to 220 units since launch, and our quote log has grown to over $100 million, representing a 70% increase since the end of our third quarter. Our progress against our strategic growth initiatives is clearly evident in our recent results and we are well positioned to continue this momentum moving forward."

“We are also encouraged by the compelling strategic and financial benefits of our pending combination with CECO, which remains on track to close in June. CECO’s strong first quarter performance and outlook for 2026, which call for revenue and adjusted EBITDA growth of 25% and 45%, respectively, further reinforce the attractive opportunity ahead. Both organizations are experiencing significant momentum, and we are confident the combined company will be stronger together. The combination is expected to create a scaled, double-digit growth company with attractive margins and strong operating cash flow, positioning us to drive sustained long-term value for our shareholders,” concluded Thames.

Financial Highlights	Three Months Ended March 31,			Twelve Months Ended March 31,

Unaudited, in millions, except per share data	2026	2025	% Change	2026	2025	% Change

Sales	$148.3	$134.1	10.6%	$536.3	$498.2	7.6%
OPEX Sales[1]	118.2	111.8	5.7%	440.4	422.3	4.3%
Over Time - Large Projects	30.2	22.3	35.4%	95.9	75.9	26.4%
Net Income	2.7	17.0	(84.1)%	44.6	53.5	(16.7)%
GAAP EPS	0.08	0.50	(84.0)%	1.36	1.57	(13.5)%
Adjusted Net Income [2]	18.3	18.9	(3.2)%	70.5	63.8	10.6%
Adjusted EPS [2]	0.55	0.56	(1.8)%	2.15	1.87	14.8%
Adjusted EBITDA[3]	32.1	30.5	5.2%	119.6	109.2	9.5%

% of Sales:
OPEX Sales[1]	79.7%	83.4%	-370 bps	82.1%	84.8%	-270 bps
Over Time - Large Projects	20.4%	16.6%	380 bps	17.9%	15.2%	270 bps
Net Income	1.8%	12.7%	-1,090 bps	8.3%	10.7%	-240 bps
Adjusted Net Income [2]	12.3%	14.1%	-180 bps	13.1%	12.8%	30 bps
Adjusted EBITDA [3]	21.6%	22.7%	-110 bps	22.3%	21.9%	40 bps

1 "OPEX Sales" (non-GAAP) represents Point-in-Time Sales plus Over Time - Small Projects. See table "Reconciliation of Point-in-Time and Over-Time Sales to OPEX Sales."
2 See table, "Reconciliation of Net income to Adjusted Net Income and Adjusted EPS".
3 See table, "Reconciliation of Net income to Adjusted EBITDA."

FOURTH QUARTER FISCAL 2026 PERFORMANCE

Fourth quarter revenue was $148.3 million, an increase of 11% compared to same period last year, driven by the continued rebound in large project revenue, growth in decarbonization projects, and pricing benefits.

Gross profit was $65.3 million during the fourth quarter, an increase of 10% compared to the fourth quarter of last year resulting from revenue growth and disciplined pricing. Gross margin was 44.0% during the fourth quarter, down modestly from 44.3% last year owing to the increase in CAPEX activity and product mix.

Fourth quarter selling, general and administrative expenses were $52.3 million, up from $32.8 million last year owing to costs related to the pending CECO transaction, our continued investments in growth initiatives and higher performance-based compensation.

Adjusted EBITDA was $32.1 million during the fourth quarter, up from $30.5 million last year due to revenue growth, and productivity improvements. Adjusted EBITDA margin was 21.6% during the fourth quarter of fiscal 2026, down from 22.7% in the same period last year owing to the increase in variable cost.

Backlog was $254.9 million as of March 31, 2026, representing a $14.6 million increase, or 6%, as compared to backlog of $240.3 million at March 31, 2025. Orders during the fourth quarter of fiscal 2026 were $143.5 million compared to $138.8 million in the fourth quarter of fiscal 2025, an increase of $4.7 million or 3%, with a book-to-bill of 0.97x.

Balance Sheet, Liquidity and Cash Flow

As of March 31, 2026, total debt was $141.6 million, and cash and cash equivalents were $52.3 million, resulting in net debt of $89.3 million, down from $96.3 million on December 31, 2025. Net leverage was 0.7x at the end of the fourth quarter of fiscal 2026, down relative to 0.8x at the end of the prior quarter.

Working capital increased by 21% to $202.5 million at the end of the fourth quarter of fiscal 2026. During the fourth quarter, Free Cash Flow was $7.1 million, a decline from Free Cash Flow of $29.0 million in the same period last year. Free Cash Flow was $32.9 million for fiscal 2026, a decrease from $52.9 million for fiscal 2025.

Balance Sheet Highlights	Three Months Ended March 31,

Unaudited, in millions, except ratio	2026		2025			% Change

Cash and Cash Equivalents	$52.3		$39.5			32.4%
Total Debt	141.6		138.9			2.0%
Net Debt1 / TTM Adjusted EBITDA	0.7	x	0.9	x	(0.2)	x
Working Capital [2]	202.5		167.6			20.8%
Capital Expenditures	(3.5)		(3.1)			12.9%
Free Cash Flow [3]	7.1		29.0			(75.5)%

1 Total Company debt, net of cash and cash equivalents.
2 Working Capital equals Accounts Receivable plus Inventory less Accounts Payable.
3 See table, "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

STRATEGIC COMBINATION WITH CECO ENVIRONMENTAL CORP.

On February 24, 2026, Thermon announced it had entered into a definitive merger agreement with CECO Environmental to combine in a stock and cash merger transaction valued at approximately $2.2 billion. Upon completion of the transaction, CECO and Thermon shareholders are expected to own approximately 62.5% and 37.5%, respectively, of the combined company.

The parties continue to progress toward completion of the previously announced merger. The registration statement on Form S-4 has been declared effective by the SEC and CECO and Thermon have mailed the definitive joint proxy statement/prospectus to their respective stockholders. Stockholder votes are expected to take place on May 27, 2026, as described in the joint proxy statement/prospectus. The transaction is expected to close in June 2026.

Given the Company’s pending combination with CECO, Thermon is not hosting a conference call to discuss its fourth-quarter and full-year financial results and is no longer providing financial guidance.

About Thermon

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted EBITDA margin," "Adjusted Net Income/(loss)," "Free Cash Flow," "OPEX Sales" and "Net Debt," which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted Net Income/(loss)" and "Adjusted EPS" (or "Adjusted fully diluted EPS") represent net income/(loss) before the impact of restructuring and other charges/(income), Enterprise Resource Planning ("ERP") system implementation related cost, debt issuance cost and costs associated with impairments and other charges, acquisition costs, amortization of intangible assets, tax expense for impact of foreign rate increases, and any tax effect of such adjustments. "Adjusted EBITDA" represents net income before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, acquisition costs, costs associated with restructuring and other income/(charges), ERP implementation related cost, and costs associated with impairments and other charges. "Adjusted EBITDA margin" represents Adjusted EBITDA as a percentage of total revenue. "Free Cash Flow" represents cash provided by operating activities less cash used for the purchase of property, plant, and equipment. "OPEX Sales" represents Point-in-Time Sales plus Over-Time Small projects (i.e., less than $0.5 million in total revenue). "Net Debt" represents total outstanding principal debt less cash and cash equivalents.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin or Adjusted Net Income. Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, OPEX Sales and Free Cash Flow should be considered in addition to, and not as substitutes for, revenue, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free Cash Flow as a measure of liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, OPEX Sales and Free Cash Flow may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, OPEX Sales and Free Cash Flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net income to Adjusted EBITDA," "Reconciliation of Net income to Adjusted Net Income and Adjusted EPS," "Reconciliation of Point-in-Time and Over-Time Sales to OPEX Sales" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the expected benefits from our pending merger transaction with CECO and the anticipated timing for completion of such merger, our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information and our ability to achieve our strategic initiatives. When used in this discussion, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should," "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows. These forward-looking statements include, but are not limited to, statements regarding: (i) our plans to strategically pursue emerging growth opportunities, including strategic acquisitions, in diverse regions and across industry sectors and including the transaction with CECO Environmental Corp.; (ii) our plans to secure more new facility project bids; (iii) our ability to generate more facility maintenance, repair and operations or upgrades or expansions revenue, from our existing and future installed base; (iv) our ability to timely deliver backlog; (v) our ability to respond to new market developments and technological advances; (vi) our expectations regarding energy consumption and demand in the future and its impact on our future results of operations; (vii) our plans to develop strategic alliances with major customers and suppliers; (viii) our expectations that our revenues will increase; (ix) our belief in the sufficiency of our cash flows to meet our needs for the next year; (x) our ability to integrate acquired companies; (xi) our ability to successfully achieve synergies from acquisitions; and (xii) our ability to make required debt repayments.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of our key end markets and related capital investments; (iii) uncertainty over and changes in administrative policy; (iv) general economic conditions and cyclicality in the markets we serve; (v) our ability to operate successfully in foreign countries; (vi) our ability to successfully develop and improve our products and successfully implement new technologies; (vii) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (viii) our ability to deliver existing orders within our backlog; (ix) our ability to bid and win new contracts; (x) the imposition of certain operating and financial restrictions contained in our debt agreements; (xi) our revenue mix; (xii) our ability to grow through strategic acquisitions; (xiii) our ability to manage risk through insurance against potential liabilities; (xiv) changes in relevant currency exchange rates; (xv) tax liabilities and changes to tax policy; (xvi) impairment of goodwill and other intangible assets; (xvii) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xviii) our ability to protect our trade secrets; (xix) our ability to protect our intellectual property; (xx) our ability to protect data and thwart potential cyber-attacks and incidents; (xxi) a material disruption at any of our manufacturing facilities; (xxii) our dependence on subcontractors and third-party suppliers; (xxiii) our ability to profit on fixed-price contracts; (xxiv) the credit risk associated to our extension of credit to customers; (xxv) our ability to achieve our operational initiatives; (xxvi) unforeseen difficulties with expansions, relocations, or consolidations of existing facilities; (xxvii) potential liability related to our products as well as the delivery of products and services; (xxviii) our ability to comply with foreign anti-corruption laws; (xxix) export control regulations or sanctions; (xxx) environmental and health and safety laws and regulations as well as environmental liabilities; (xxxi) climate change and related regulation of greenhouse gases; and (xxxii) those factors listed under Item 1A, “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, which we anticipate filing with the Securities and Exchange Commission (the "SEC") on May 21, 2026, and in any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have filed or may file with the SEC. Any one of these factors or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements contained or incorporated by reference in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction (the “Proposed Transaction”) involving Thermon and CECO, among other things. The issuance of shares of CECO common stock in connection with the Proposed Transaction is being submitted to the stockholders of CECO for their consideration, and the Proposed Transaction is being submitted to the stockholders of Thermon for their consideration. In connection therewith, CECO filed with the SEC a registration statement on Form S-4 (the “Registration Statement”) that included a joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”), and the Registration Statement has been declared effective by the SEC. CECO and Thermon have mailed the definitive Joint Proxy Statement/Prospectus to their respective stockholders. Each of CECO and Thermon may also file other relevant documents with the SEC regarding the Proposed Transaction. This communication is not a substitute for the Joint Proxy Statement/Prospectus or any other document that CECO or Thermon, as applicable, has filed or may file with the SEC in connection with the Proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF CECO AND THERMON ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CECO, THERMON, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the definitive Joint Proxy Statement/Prospectus, as well as other filings containing important information about CECO, Thermon and the Proposed Transaction, through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by CECO are available free of charge on CECO’s website at https://investors.cecoenviro.com. Copies of the documents filed with the SEC by Thermon are available free of charge on Thermon’s website at https://ir.thermon.com. The information included on, or accessible through, CECO’s or Thermon’s website is not incorporated by reference into this communication.

Participants in the Solicitation

CECO, Thermon and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about the directors and executive officers of CECO, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in (i) the definitive Joint Proxy Statement/Prospectus filed by CECO (and which is available at https://www.sec.gov/Archives/edgar/data/3197/000110465926047714/tm2611145-7_424b3.htm) and (ii) to the extent holdings of CECO’s securities by the directors or executive officers of CECO have changed since the amounts set forth in the definitive Joint Proxy Statement/Prospectus, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0000003197.

Information about the directors and executive officers of Thermon, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in (i) Thermon’s proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on June 18, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1489096/000148909625000097/thr-20250618.htm), (ii) the definitive Joint Proxy Statement/Prospectus filed by Thermon (and which is available at https://www.sec.gov/Archives/edgar/data/1489096/000110465926047723/tm2612301-1_defm14a.htm) and (iii) to the extent holdings of Thermon’s securities by the directors or executive officers of Thermon have changed since the amounts set forth in the definitive Joint Proxy Statement/Prospectus, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001489096.

Investors should read the Joint Proxy Statement/Prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from CECO and Thermon using the sources indicated above

CONTACT:

Jan Schott, Senior Vice President and Chief Financial Officer
Ivonne Salem, Vice President, FP&A and Investor Relations
(512) 690-0600
Investor.Relations@thermon.com

Thermon Group Holdings, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Sales	$148,332	$134,080	$536,263	$498,207
Cost of sales	83,048	74,649	293,207	275,311
Gross profit	65,284	59,431	243,056	222,896
Operating expenses:
Selling, general and administrative expenses	52,302	32,837	158,290	129,307
Deferred compensation plan expense/(income)	(755)	37	599	452
Amortization of intangible assets	2,957	3,419	13,428	13,681
Restructuring and other charges/(income)	—	5	—	(301)
Income from operations	10,780	23,133	70,739	79,757
Other income/(expenses):
Interest expense, net	(1,851)	(2,153)	(7,995)	(10,325)
Other income/(expense)	(348)	107	1,482	687
Income before provision for taxes	8,581	21,087	64,226	70,119
Income tax expense	5,836	4,116	19,655	16,604
Net income	$2,745	$16,971	$44,571	$53,515

Net income per common share:
Basic income per share	$0.08	$0.51	$1.37	$1.59
Diluted income per share	$0.08	$0.50	$1.36	$1.57
Weighted-average shares used in computing net income per common share:
Basic common shares	32,858	33,569	32,541	33,708
Fully-diluted common shares	33,218	33,986	32,800	34,058

Thermon Group Holdings, Inc.
Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	March 31, 2026	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$52,275	$39,537
Accounts receivable, net of allowances of $1,355 and $1,230 as of March 31, 2026 and 2025, respectively	125,414	109,830
Inventories, net	118,148	88,980
Contract assets	26,737	19,188
Prepaid expenses and other current assets	18,574	16,526
Income tax receivable	53	231
Total current assets	341,201	274,292
Property, plant and equipment, net of depreciation and amortization of $81,934 and $75,773 as of March 31, 2026 and 2025, respectively	79,739	72,824
Goodwill	269,041	264,331
Intangible assets, net	103,660	115,283
Operating lease right-of-use assets	14,783	11,192
Deferred income taxes	1,121	895
Other non-current assets	21,030	16,635
Total assets	$830,575	$755,452
Liabilities and equity
Current liabilities:
Accounts payable	41,110	31,185
Accrued liabilities	49,779	35,788
Current portion of long-term debt	7,813	18,000
Contract liabilities	19,471	19,604
Lease liabilities	4,701	4,023
Income taxes payable	3,962	4,063
Total current liabilities	$126,836	$112,663
Borrowings under revolving credit facility	19,700	—
Long-term debt, net of current maturities and deferred debt issuance costs of $503 and $508 as of March 31, 2026 and 2025, respectively	113,559	120,366
Deferred income taxes	10,861	9,756
Non-current lease liabilities	12,099	9,299
Other non-current liabilities	8,813	8,053
Total liabilities	$291,868	$260,137
Equity
Common stock: $.001 par value; 150,000,000 authorized; 34,169,520 issued and 32,866,352 outstanding, and 33,945,413 shares issued and 33,243,370 outstanding at March 31, 2026 and 2025, respectively	$33	$33
Preferred stock: $.001 par value; 10,000,000 authorized; no shares issued and outstanding	—	—
Additional paid in capital	250,785	246,201
Treasury stock, common stock, at cost; 1,303,168 and 702,043 shares at March 31, 2026 and 2025, respectively	(36,162)	(20,388)
Accumulated other comprehensive loss	(62,818)	(72,829)
Retained earnings	386,869	342,298
Total equity	$538,707	$495,315
Total liabilities and equity	$830,575	$755,452

Thermon Group Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)
	Twelve Months Ended March 31,
	2026	2025
Operating activities
Net income	$44,571	$53,515
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,466	22,339
Amortization of debt costs	497	486
Stock compensation expense	8,244	5,244
Deferred income taxes	619	(1,081)
Reserve release for uncertain tax positions	—	(1,046)
Remeasurement (gain)/loss on intercompany balances	(75)	36
Changes in operating assets and liabilities:
Accounts receivable	(13,205)	(4,220)
Inventories	(28,021)	(698)
Contract assets and liabilities	(7,736)	(6,655)
Other current and non-current assets	(3,089)	(9,402)
Accounts payable	8,485	(1,156)
Accrued liabilities and non-current liabilities	14,083	3,410
Income taxes payable and receivable	(44)	2,346
Net cash provided by operating activities	$46,795	$63,118
Investing activities
Purchases of property, plant and equipment	(13,931)	(10,249)
Sale of rental equipment	850	65
Proceeds from sale of property, plant and equipment	—	5,759
Cash paid for acquisitions, net of cash acquired	—	(10,545)
Net cash used in investing activities	$(13,081)	$(14,970)
Financing activities
Proceeds from Term Loan A	125,000	—
Payments on Term Loan A	(142,000)	(28,625)
Proceeds from revolving credit facility	36,711	12,000
Payments on revolving credit facility	(17,011)	(17,000)
Issuance costs associated with debt financing	(523)	—
Lease financing	(59)	(58)
Issuance of common stock including exercise of stock options	72	632
Repurchase of treasury shares under authorized program	(15,774)	(20,138)
Repurchase of employee stock units on vesting	(3,732)	(3,230)
Net cash provided by/(used in) financing activities	$(17,316)	$(56,419)
Effect of exchange rate changes on cash and cash equivalents	29	(738)
Change in cash and cash equivalents	$16,427	$(9,009)
Cash, cash equivalents and restricted cash at beginning of period	41,422	50,431
Cash, cash equivalents and restricted cash at end of period	$57,849	$41,422

Thermon Group Holdings, Inc.
Reconciliation of Net Income/(Loss) to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
GAAP Net income/(loss)	$2,745	$16,971	$44,571	$53,515
Interest expense, net	1,851	2,153	7,995	10,325
Income tax expense/(benefit)	5,836	4,116	19,655	16,604
Depreciation and amortization expense	5,293	5,578	22,466	22,339
EBITDA (non-GAAP)	$15,725	$28,818	$94,687	$102,783
Stock compensation expense	3,040	1,197	8,244	5,244
Transaction-related costs[1]	12,894	—	12,894	355
Restructuring and other charges/(income)[2]	—	456	1,334	292
Debt issuance costs[3]	—	—	523	—
ERP implementation-related costs	477	19	1,904	557
Adjusted EBITDA (non-GAAP)	$32,136	$30,490	$119,586	$109,231
Adjusted EBITDA %	21.6%	22.7%	22.3%	21.9%

1 Fiscal 2026 charges relate to the pending merger transaction with CECO. Fiscal 2025 charges relate to the October 2024 F.A.T.I. acquisition costs.
2 Fiscal 2026 charges associated with cost-cutting measures. Fiscal 2025 charges associated with cost-cutting measures including reduction-in-force and facility consolidation, of which $0.1 million are in cost of sales.
3 Debt issuance costs related to refinancing the Company's credit facility.

Thermon Group Holdings, Inc.
Reconciliation of Net Income/(Loss) to Adjusted Net Income/(Loss) and Adjusted EPS
(Unaudited, in thousands except per share amounts)
	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
GAAP Net Income/(loss)	$2,745	$16,971	$44,571	$53,515
Transaction-related costs[1]	12,894	—	12,894	355	Operating expense
Amortization of intangible assets	2,957	3,419	13,428	13,681	Intangible amortization
Restructuring and other charges/(income)[2]	—	456	1,334	292	Cost of Sales and Operating expense
ERP implementation-related costs	477	19	1,904	557	Operating expense
Debt issuance costs[3]	—	—	523	—
Tax benefit from the release of uncertain tax position reserve	—	(1,046)	—	(1,046)	Income tax expense
Tax effect of adjustments	(809)	(940)	(4,132)	(3,582)
Adjusted Net Income/(Loss) (non-GAAP)	$18,264	$18,879	$70,522	$63,772

Adjusted Fully Diluted Earnings per Common Share (Adjusted EPS) (non-GAAP)	$0.55	$0.56	$2.15	$1.87

Fully-diluted common shares	33,218	33,986	32,800	34,058

1 Fiscal 2026 charges relate to costs associated with the pending merger with CECO and are not tax deductible. Fiscal 2025 charges relate to acquisition costs incurred in connection with the October 2024 F.A.T.I. acquisition.
2 Fiscal 2026 charges associated with cost-cutting measures. Fiscal 2025 charges associated with cost-cutting measures including reduction-in-force and facility consolidation, of which $0.1 million are in cost of sales.
3 Debt issuance costs related to refinancing the Company's credit facility.

Thermon Group Holdings, Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
(Unaudited, in thousands)
	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Cash provided by/(used in) operating activities	$10,646	$32,058	$46,795	$63,118
Cash provided by/(used in) investing activities	(3,206)	(3,651)	(13,081)	(14,970)
Cash provided by/(used in) financing activities	(1,596)	(28,597)	(17,316)	(56,419)

Cash provided by operating activities	$10,646	$32,058	$46,795	$63,118
Less: Cash used for purchases of property, plant and equipment	(3,527)	(3,071)	(13,931)	(10,249)
Free cash flow provided (non-GAAP)	$7,119	$28,987	$32,864	$52,869

Thermon Group Holdings, Inc.
Reconciliation of Point-in-Time and Over-Time Sales to OPEX Sales
(Unaudited, in thousands)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Point-in-Time Sales	$101,460	$94,466	$375,552	$353,072

Over Time - Small Projects	16,695	17,337	64,830	69,198
Over Time - Large Projects	30,177	22,277	95,881	75,937
Total Over-Time Sales[1]	$46,872	$39,614	$160,711	$145,135
Total Sales	$148,332	$134,080	$536,263	$498,207

Point-in-Time Sales	101,460	94,466	375,552	353,072
Over Time - Small Projects	16,695	17,337	64,830	69,198
OPEX Sales	$118,155	$111,803	$440,382	$422,270
OPEX Sales %	79.7%	83.4%	82.1%	84.8%

1 Over Time Sales were previously reported as a single figure and are now presented as Over Time - Small Projects and Over Time - Large Projects. Over Time - Small Projects are each less than $0.5 million in total revenue and Over Time - Large Projects are each equal to or greater than $0.5 million in total revenue.